EXHIBIT 99.1



                        PRESS RELEASE ISSUED JUNE 1, 2000


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                                                  CONTACT:
                                                  Karen  Miller
                                                  Vice President Finance and CFO
                                                  (703) 847-1400 ext. 131


                              APACHE MEDICAL NAMES
                              NEW PRESIDENT AND CEO

McLean,  VA  -  June 1, 2000 - APACHE Medical Systems, Inc. today announced that
William A. Knaus, M.D., founder, a current director as well as the Company's Chief Scientific Advisor, will become President and Chief Executive Officer of APACHE, effective July 1, 2000. Peter Gladkin, APACHE's current president and chief executive officer, in accordance with the conclusion of his employment contract, will step down on that date from those positions and as a Director of the Company.

Thomas W. Hodson, APACHE's Chairman said, "Peter Gladkin has provided the Company with considerable expertise in implementing long-term management improvements, controlling its costs and launching our internet strategy during his tenure with APACHE. Having accomplished these key objectives, the Company is now ready to move into a new stage of development and growth under the leadership of Bill Knaus, while maintaining the operating discipline that Peter brought to the company."

Knaus is the Evelyn Troup Hobson Professor and founding Chair of the Department of Health Evaluation Sciences at the University of Virginia in Charlottesville, Virginia. He has held those positions since October 1995 and has successfully designed and developed this new clinical department into both an academic and financial success for the University.

"APACHE Medical Systems is the recognized leader in the development and efficacy of risk-adjusted models, clinical decision support and quality improvement programs for the care of high-risk, high-cost patients," Hodson continued. "Bill Knaus is recognized as the leading developer of the APACHE prognostic scoring system methodology and we are indeed fortunate to be able to draw more directly on Bill's vision and his fundamental passion for the advancement of health care through using data driven decision tools to improve both quality and health care outcomes."

Hodson added, "Throughout Bill's distinguished professional career, he has consistently managed high caliber people within complex organizations and we look forward to Bill providing a strong strategic direction for APACHE going forward."

Hodson further said, "Peter Gladkin has done an excellent job of strengthening the APACHE management team and establishing the platform for shifting APACHE's clinical applications to the Internet. He and the APACHE team successfully navigated through the Y2K challenges of APACHE's clients and, most importantly, improved the quality of APACHE's balance sheet during the period of his leadership."

APACHE Medical Systems, Inc. -- a recognized leader in clinical decision support/outcomes management systems and consulting services for the care of high-risk patients--provides products and services that enable health systems, hospitals and providers to apply an evidence-based approach to achieve clinical performance excellence, reduce cost and compete effectively under managed care. APACHE is helping providers better manage the clinical, financial and patient outcomes of high-risk, high-cost patients in critical, acute, cardiovascular and HIV/AIDS care. One of the most experienced healthcare consultancies in the U.S., APACHE/National Health Advisors is nationally known for its work in the field of integrated delivery system development. Its comprehensive suite of services includes strategic planning, clinical service line management, service reconfiguration, clinical integration and physician partnering, as well as evidence-based care process redesign and clinical performance improvement services.


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APACHE's  Health  Outcomes  Research  division  provides  advanced clinical data collection tools, registry management and analytic services for federal government research, as well as in support of clinical trial design and product-effectiveness evaluations for the pharmaceutical and medical device industries.

APACHE  (www.apache-msi.com)  is  headquartered  in  Northern  Virginia.

Statements in this press release which are not historical facts are forward-looking statements under provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in fiscal 1999 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

Important factors that could cause actual results to differ materially include but are not limited to the Company's having sufficient sales and timely collections to meet cash requirements and achieve profitability; ability to attract and retain key employees; success of its strategy to concentrate its product offerings on high-risk, high-cost patients; ability to timely develop new products and enhance existing products; ability to compete in the competitive and rapidly evolving healthcare information technology industry;
success of its marketing and consulting efforts and ability to effectively utilize its direct sales force; ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms; and ability to comply with and adopt products and services to potential regulatory changes.


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